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                                                                  EXHIBIT 23.4

                       [LETTERHEAD OF RP FINANCIAL, LC.]



                                                               December 23, 1996



Board of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
1431 Cumberland Avenue
Middlesboro, Kentucky 40965

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Cumberland Mountain Bancshares, M.H.C., the mutual holding company for Middlesboro Federal Bank, Federal Savings Bank, Middlesboro, Kentucky and any amendments thereto, in the Form SB-2 Registration Statement and any amendments thereto and in the Form H(e)1-s for Cumberland Mountain Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Cumberland Mountain Bancshares, Inc.


                                  Sincerely,

                                  RP FINANCIAL, LC.



                                  /s/ James J. Oren
                                  ---------------------------------
                                  James J. Oren
                                  Vice President